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                                                                    Exhibit 99.1

PRESS RELEASE

                                            CONTACT:
                                            CAROLYN A. FREDRICH
                                            Director - Investor Relations
                                            Alliance Resource Partners, L.P.
                                            1717 South Boulder Avenue, Suite 600
                                            Tulsa, Oklahoma 74119
                                            (918) 295-7642

(ALLIANCE RESOURCE PARTNERS, L.P. LOGO)

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.
Announces The Idling of Its Hopkins County Coal Mine

TULSA, Oklahoma, June 2, 2003 - - Alliance Resource Partners, L.P. (Nasdaq:
ARLP) today announced it has begun the idling of its Hopkins County Coal, LLC subsidiary's two surface mines located in Hopkins County, Kentucky. The decision follows the Partnership's announcement of April 3, 2003, made in accordance with the Worker Adjustment and Retraining Notification Act of 1998, of an impending reduction-in-force at Hopkins County Coal scheduled for June 2, 2003. (See, ARLP Press Release, dated April 3, 2003). In total, nearly 115 direct mining jobs will be affected at Hopkins County Coal. The company reported that 90 miners were permanently laid off today, and that approximately 16 additional miners would lose their jobs in early August with nine miners remaining to complete reclamation activities.

"Unfortunately, we have been unable to secure any meaningful new sales commitments for the Partnership's Illinois Basin production in the past two months," said Joseph W. Craft III, President and CEO of the Partnership's managing general partner. "Even though we remain optimistic for an improved market environment in this region, it has not come fast enough. Without firm sales commitments, we cannot continue to produce coal to only add to our inventory piles. I want our employees, our suppliers and those citizens of West Kentucky, who supported our efforts over the years at Hopkins County Coal, to be aware of how grateful we are for their support. We do deeply regret the actions that commenced today."

Looking ahead, Mr. Craft stated, "As a result of today's announcement, the Partnership's coal sales target for 2003 has been adjusted to 19.1 million tons. Company-wide, the Partnership currently has 18.2 million tons of sales commitments with designated delivery dates in 2003 - this represents approximately 95% of our 2003 sales target under contract for shipment in 2003." The Partnership confirms its previously announced earnings guidance. (See ARLP Press Release, dated January 28, 2003).

Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates eight mining complexes in Illinois, Indiana, Kentucky and Maryland.


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FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY
MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR THE EFFECTS OF ANY ADVERSE CHANGES IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION OF EXISTING CONTRACTS; CUSTOMER BANKRUPTCIES AND/OR CANCELLATIONS OF, OR BREACHES TO, EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICES AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; ANY UNANTICIPATED INCREASES IN TRANSPORTATION COSTS AND RISK OF TRANSPORTATION DELAYS OR INTERRUPTIONS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATIONS, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISKS OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 15.48% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL PROPERTY PROGRAM.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 FILED ON MARCH 20, 2003, AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003, FILED ON MAY 9, 2003. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.





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